     Exhibit 10.1

Amendment No. 1 to
Stock Purchase Agreement

     This Amendment No. 1 (“Amendment”) is made as of November 24, 2009, and hereby amends that certain Stock Purchase Agreement (“Agreement”) made as of July 24, 2009, by and between COGENCO INTERNATIONAL, INC., a Colorado corporation (“Buyer”), and GENESIS ENERGY INVESTMENTS PLC, an Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange (“Seller”). Capitalized terms not otherwise defined herein are defined by reference to the Agreement.

RECITALS

     Seller and Buyer entered into the Agreement for the purpose of Buyer acquiring all of the issued and outstanding shares of capital stock of

  Genesis Solar España, S.L. (“GSE,” the “GSE Shares”), a Spanish entity that is in the process of planning, financing and building a plant in Spain to manufacture hi- tech solar panels using thin film technology which has acquired real estate and is substantially advanced in the permitting process for the manufacturing plant to be located near Cádiz, Spain.
  Genesis Solar Singapore Pte. Ltd. (“GSS,” the “GSS Shares”), a corporation formed under the laws of Singapore that is also in the process of planning, financing and building a plant to manufacture high-tech solar panels using thin film technology in Singapore; and
  Genesis Solar Hungary Kft (“GSH,” the “GSH Shares) an entity formed under the laws of Hungary.

     Seller and Buyer desire to waive: (i) certain conditions precedent to the acquisition by Buyer, (ii) the Buyer’s obligation to buy and the Seller’s obligation to sell the GSH Shares, and (iii) provide Buyer an option to purchase the GSH Shares as described herein, and further

     Seller and Buyer desire to extend the anticipated closing date as set forth in Section 2.3 of the Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

     1.        Article 2 (entitled “SALE AND TRANSFER OF SHARES; CLOSING”), Section 2.1 (entitled “SHARES”) of the Agreement be and hereby is amended to read as follows:

2.1      SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the GSE Shares and the GSS Shares to Buyer, and Buyer will purchase the Shares from Seller (with the GSE Shares and the GSS Shares more specifically described as:

-      241,110 business quotas (in Spanish: participationes sociales) representing a primary stake (in Spanish: capital social) of € 7,247,766.60), amounting to no less than 100% of the outstanding GSE Shares, with a book value as reflected on the Balance Sheets and Interim Balance Sheets and at the Closing Date of not less than € 7,300,000;

-      10,000 shares of equity stock of GSS, amounting to no less than 100% of the outstanding GSS Shares, with a book value as reflected on the Balance Sheets and Interim Balance Sheets and at the Closing of not less than € 3,000,000.

     2.      Article 2 (entitled “SALE AND TRANSFER OF SHARES; CLOSING”), Section 2.2 (entitled “PURCHASE PRICE”) of the Agreement be and hereby is amended to read as follows:

      2.2      PURCHASE PRICE. Subject to the terms and conditions of this Agreement, the purchase price (the “Purchase Price”) for the GSE Shares and the GSS Shares will be 9,336,493 shares of the Buyer’s common stock (the “Cogenco Shares”), and one share of Cogenco Series A Preferred Stock.

     3.      Article 2 (entitled “SALE AND TRANSFER OF SHARES; CLOSING”), Section 2.3 (entitled “CLOSING”) of the Agreement be and hereby is amended to read as follows:

     2.3      CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer’s counsel at 10:00 a.m. (local time) on the later of (i) March 1, 2010 or (ii) the date that is two business days following the termination of the applicable waiting period under the HSR Act (if applicable), or at such other time and place as the parties may agree. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     4.      Article 2 (entitled “SALE AND TRANSFER OF SHARES; CLOSING”), Section 2.4(a) and Section 2.4(b) (entitled “CLOSING OBLIGATIONS”) of the Agreement be and hereby is amended to read as follows:

2.4      CLOSING OBLIGATIONS. At the Closing:

a.      Seller will deliver to Buyer:

     (i)      certificates representing the GSE Shares and the GSS Shares, each duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer or if Seller represents and warrants to Buyer that there are no certificates representing certain of the Shares, an assignment of all of the Seller’s interest in GSE and GSS, which assignment shall be guaranteed as set forth above;

     (ii)      releases in the form of Exhibit 2.4(a)(ii) executed by Seller ("Seller’s Releases");

     (iii)      employment agreements in the form reasonably acceptable to the Buyer, executed by persons designated by the Buyer to be material employees of any of GSE and GSS (collectively, "Employment Agreements");

     (iv)      noncompetition agreement reasonably acceptable to the Buyer, executed by certain persons to be designated by the Buyer (the "Noncompetition Agreement"); and

     (v)      a certificate executed by Seller representing and warranting to Buyer that each of Seller’s representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section 5.5) .

b.      Buyer will deliver to Seller:

     (i)      9,336,493 Cogenco Shares, all of which will be shares of common stock of the Buyer bearing an appropriate legend under SEC Rule 144 and other appropriate law;

     (ii)      One share of Cogenco Series A Preferred Stock; and

     (iii)      a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

     5.      Article 2 (entitled “SALE AND TRANSFER OF SHARES; CLOSING”) is hereby amended by adding a new Section 2.5 (entitled “OPTION AGREEMENT”) as follows:

2.5      OPTION AGREEMENT. Seller will deliver to Buyer not later than the time that Seller executes this Amendment an agreement by which Seller grants Buyer an option to acquire all of the outstanding stock of GSH in accordance with the terms thereof.

     6.      REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, as of the date of this Amendment, hereby restates its representations and warranties as contained in ARTICLE 3 of the Agreement to Buyer, but with the agreement that when used therein the term “Acquired Companies” or “each Acquired Company” means only GSE and GSS. Representations with respect to GSH are hereby specifically deleted. Additionally, Section 3.4, clause (b), is amended to change the date of the required financial statements from June 30, 2009 to September 30, 2009, so that said clause (b) now reads, in pertinent part, as follows:

(b) consolidated unaudited balance sheets of the Acquired Companies as at September 30, 2009 and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal periods then ended (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal periods then ended, including in each case the notes thereto.

     7.      REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer, as of the date of this Amendment, hereby restates its representations and warranties as contained in ARTICLE 4 of the Agreement to Seller, except that the representations in Section 4.2 (CAPITALIZATION) and Section 4.6 (REGISTRATION AND STOCK EXCHANGE LISTING) be and hereby are deleted in their entirety.

     8.      COVENANTS OF SELLER PRIOR TO CLOSING DATE. Seller, as of the date of this Amendment, hereby confirms its compliance with the Covenants set forth in ARTICLE 5 of the Agreement to the date of this Amendment, and restates the covenants set forth therein effective as of the date of this Amendment, with the exception that when used therein, the term “Acquired Companies” or “each Acquired Company” refers only to GSE and GSS.

     9.      COVENANTS OF BUYER PRIOR TO CLOSING DATE. Buyer, as of the date of this Amendment, hereby confirms its compliance with the Covenants set forth in ARTICLE 6 of the Agreement to the date of this Amendment, and restates the covenants set forth therein effective as of the date of this Amendment.

     10.      CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. The Conditions Precedent to Buyer’s Obligation to Close remain as stated in ARTICLE 7 of the Agreement, except that the terms “Acquired Companies” and “each Acquired Company” refer only to GSE and GSS.

     11.      CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE. The Conditions Precedent to Seller’s Obligation to Close remain as stated in ARTICLE 8 of the Agreement, except that the Condition Precedent set forth in Section 8.2(b) be and hereby is deleted and is of no further force or effect.

     12.      ELIMINATION OF SPANISH SUBSIDIES COMMITMENT. Section 1.49 and Section 7.2(c) of the Agreement be and hereby are deleted from the Agreement. In each case the language contained in such sections will be replaced by the phrase “Intentionally Omitted.”

     13.      ELIMINATION OF ESCROW REQUIREMENT. Section 1.20, Section 2.4(c), and Section 10.8 of the Agreement be and hereby are deleted from the Agreement. The language contained in such sections will be replaced by the phrase “Intentionally Omitted.”

     14.      GENERAL PROVISIONS. Seller and Buyer restate the General Provisions set forth in ARTICLE 11 of the Agreement to the date of this Amendment, with the exceptions that:

     (a)      When used therein, the term “Acquired Companies” or “each Acquired Company” refers only to GSE and GSS; and

(b)      Section 11.9(c) be and hereby is amended to read as follows:

To the extent that the Seller does not deliver the Disclosure Letter to the Buyer concurrently with the execution of this Agreement (or to the extent that the Disclosure Letter delivered concurrently with the execution of this Agreement is incomplete), the Seller must deliver the complete Disclosure Letter to the Buyer, with all attachments, schedules, exhibits and supplemental information within 60 days after the Seller and the Buyer have executed and delivered this Amendment (the “Disclosure Letter Delivery Deadline”). Any changes made to the Disclosure Letter, and any additions to or modifications thereof, must be acceptable to the Buyer in its reasonable discretion. If the Buyer does not object in writing to any changes or additions to or modifications of the Disclosure Letter within 30 days after having received the Disclosure Letter, the Buyer shall be deemed to have accepted the Disclosure Letter.

     13.      NO OTHER MODIFICATION. The Agreement remains in full force and effect except as specifically modified hereby.

     14.      COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

Buyer:	Seller:
COGENCO	GENESIS ENERGY INVESTMENTS, PLC
INTERNATIONAL, INC.

By: /s/ David W. Brenman	/s/ Matarits Tamás	/s/ Edward Mier-Jedrzejowicz
David W. Brenman, President	Dr. Matarits Tamás	Edward Mier-Jedrzejowicz
	Normal Independent Board	President and Chairman of
	Member	the Board
November 24, 2009	November 19, 2009	November 19, 2009